Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-194490, 333-203179, 333-210172, 333-216572, 333-223589, 333-234734, 333-237124, 333-238021, 333-254725, 333-263190, 333-270704 on Form S-8 of Neoleukin Therapeutics, Inc., Registration Statement No. 333-264803 on Form S-3 of Neoleukin Therapeutics, Inc., and Neurogene, Inc. (formerly Neoleukin Therapeutics, Inc.) Registration Statement No. 333-277186 on Form S-8, relating to the financial statements of Neurogene, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Seattle, Washington
March 18, 2024